Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Fourth Quarter and Full-Year 2017 Results

ROSEMEAD, Calif., February 22, 2018 - Edison International (NYSE: EIX) today reported fourth quarter 2017 net loss of $545 million, or $1.67 loss per share, compared to net income of $329 million, or $1.01 per share, in the fourth quarter of 2016. As adjusted, fourth quarter 2017 core earnings were $357 million, or $1.10 per share, compared to core earnings of $316 million, or $0.97 per share, in the fourth quarter 2016.
Southern California Edison's (SCE) fourth quarter 2017 earnings decreased by $437 million, or $1.34 per share, from the fourth quarter 2016, consisting of $44 million, or $0.14 per share, of higher core earnings, offset by $481 million, or $1.48 per share, of higher non-core losses. The $44 million increase in core earnings was due to higher revenue from the escalation mechanism set forth in the 2015 General Rate Case (GRC) decision. Fourth quarter 2017 SCE core earnings excluded non-core losses of $481 million, or $1.48 per share, which is primarily related to the $448 million, or $1.38 per share, after-tax impairment and other charges related to the Revised San Onofre Settlement Agreement. There were no SCE non-core items in the fourth quarter 2016 results.
Edison International Parent and Other’s fourth quarter 2017 losses from continuing operations increased by $424 million, or $1.30 per share, compared to fourth quarter 2016, consisting of $3 million, or $0.01 per share, of higher core losses and $421 million, or $1.29 per share, of higher non-core losses. The increase in core losses was primarily related to lower tax benefits related to stock based compensation, partially offset by higher operating revenue. Edison International Parent and Other's fourth quarter 2017 core losses excluded non-core losses of $421 million, or $1.29 per share, primarily related to a $433 million, or $1.33 per share, write-down from the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act. There were no Edison International Parent and Other non-core items in the fourth quarter 2016 results.
    Additionally, Edison International recorded $13 million of income, or $0.04 per share, from discontinued operations for the fourth quarter 2016.
“Edison International delivered excellent fourth quarter and full-year results which were largely driven by strong operating performance and tax benefits at SCE and better-than-expected cost performance at the parent company,” said Pedro Pizarro, Edison International president and chief executive officer. “However, this year also had its challenges with the effects of wildfires and concerns over the associated legal and regulatory framework. In 2018, we will focus on addressing the risks and issues surrounding wildfires and other climate change impacts. Our strategy is rooted in enabling California’s ambitious environmental policies, which in turn will require strong, healthy utilities.”

Full-Year Earnings

For 2017, Edison International reported net income of $565 million, or $1.73 per share, compared to $1.3 billion, or $4.02 per share, during 2016. As adjusted, Edison International’s core earnings were $1.5 billion, or $4.50 per share, compared to $1.3 billion, or $3.97 per share, in 2016.

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

SCE’s 2017 net income decreased $364 million, or $1.12 per share, from 2016, consisting of $481 million, or $1.48 per share, of higher non-core losses, partially offset by $117 million, or $0.36 per share, of higher core earnings. The increase in core earnings was due to higher revenue from the escalation mechanism set forth in the 2015 GRC decision and lower operations and maintenance expenses, partially offset by higher net financing costs. SCE 2017 core earnings excluded non-core losses of $481 million, or $1.48 per share, which is primarily related to the $448 million, or $1.38 per share, after-tax impairment and other charges related to the Revised San Onofre Settlement Agreement. There were no SCE non-core items in 2016.

Edison International Parent and Other’s losses from continuing operations for 2017 increased by $370 million, or $1.14 per share, compared to 2016, consisting of $55 million, or $0.17 per share, of lower core losses, offset by $425 million, or $1.31 per share, of higher non-core losses. The decrease in core losses in 2017 was primarily related to higher Edison Energy Group operating revenue and higher income tax benefits resulting from: stock option exercises, net operating loss carrybacks from the filing of the 2016 tax returns in 2017, and the 2017 settlement of federal income tax audits for 2007 - 2012. Edison International Parent and Other's 2017 core losses exclude non-core losses of $420 million, or $1.29 per share, primarily related to a $433 million, or $1.33 per share, write-down from the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act. Non-core items in 2017 also included income of $13 million, or $0.04 per share, compared to $5 million, or $0.02 per share, in 2016 related to losses (net of distributions) allocated to tax equity investors under the hypothetical liquidation at book value (HLBV) accounting method.

Additionally, Edison International recorded $12 million of income, or $0.03 per share, from discontinued operations for 2016.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2018 Earnings Guidance

Edison International will provide 2018 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2018 GRC. This is consistent with the company's practice of not providing earnings guidance prior to a decision on its GRC. See the presentation accompanying the company’s conference call for further information.
Edison International and Southern California Edison Declare Dividends

Today, the Board of Directors of Edison International declared a quarterly common stock dividend of $0.605 per share, payable on April 30, 2018, to shareholders of record on March 29, 2018. Additionally, the Board of Directors of Southern California Edison Company today declared dividends on preference and preferred stock. For more information, please see the related press release at www.edisoninvestor.com.

A Note on 2016 Results

In March 2016, the Financial Accounting Standards Board issued a new accounting standard for employee share-based payments. Edison International adopted this accounting standard during the fourth quarter of 2016, effective January 1, 2016. Under this new standard, share-based payments may create a permanent difference between the amount of compensation expense recognized for book and tax purposes. The tax impact of this permanent difference is recognized in earnings in the period it is created. 2016 earnings were updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. See the Fourth Quarter and Full-Year Reconciliation tables below and the presentation accompanying the company’s conference call for further information.

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy Group, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services and distributed solar generation. Edison Energy Group companies are independent from Southern California Edison.

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to San Onofre, uninsured wildfire-related liabilities, and spending on grid modernization;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC and the recoverability of wildfire-related costs, and delays in regulatory actions;

•	risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns;

•	extreme weather-related incidents and other natural disasters, including earthquakes and events caused, or exacerbated, by climate change, such as wildfires;

•	risks associated with higher rates for utility bundled service customers because of possible customer bypass or departure due to Community Choice Aggregators (CCAs); and

•
risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO’s transmission plans, and governmental approvals.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE also

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, February 22, 2018, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-662-6633 (US) and 1-402-220-6409 (Int’l) - Passcode: 4219
Telephone replay available through March 8, 2018
Webcast:     www.edisoninvestor.com

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016[1]	Change	2017	2016	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$(0.33)	$1.01	$(1.34)	$3.10	$4.22	$(1.12)
Edison International Parent and Other	(1.34)	(0.04)	(1.30)	(1.37)	(0.23)	(1.14)
Discontinued operations	—	0.04	(0.04)	—	0.03	(0.03)
Edison International	(1.67)	1.01	(2.68)	1.73	4.02	(2.29)
Less: Non-core items
SCE	(1.48)	—	(1.48)	(1.48)	—	(1.48)
Edison International Parent and Other	(1.29)	—	(1.29)	(1.29)	0.02	(1.31)
Discontinued operations	—	0.04	(0.04)	—	0.03	(0.03)
Total non-core items	(2.77)	0.04	(2.81)	(2.77)	0.05	(2.82)
Core earnings (losses)
SCE	1.15	1.01	0.14	4.58	4.22	0.36
Edison International Parent and Other	(0.05)	(0.04)	(0.01)	(0.08)	(0.25)	0.17
Edison International	$1.10	$0.97	$0.13	$4.50	$3.97	$0.53
Note: Diluted earnings were ($1.66) and $1.00 per share for the three months ended December 31, 2017 and 2016, respectively, and $1.72 and $3.97 per share for the twelve months ended December 31, 2017 and 2016, respectively. As a result of rounding, the total of the four quarters does not always equal the amount for the year.

1 In the 2016 Form 10-K, 2016 earnings were updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. Previously reported 2016 net income and core earnings for the three months ended December 31, 2016 were $345 million, or $1.06 per share, and core earnings were $332 million, or $1.02 per share.

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended December 31,			Twelve months ended December 31,
(in millions)	2017	2016[1]	Change	2017	2016	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$(109)	$328	$(437)	$1,012	$1,376	$(364)
Edison International Parent and Other	(436)	(12)	(424)	(447)	(77)	(370)
Discontinued operations	—	13	(13)	—	12	(12)
Edison International	(545)	329	(874)	565	1,311	(746)
Less: Non-core items
SCE[2]	(481)	—	(481)	(481)	—	(481)
Edison International Parent and Other[3]	(421)	—	(421)	(420)	5	(425)
Discontinued operations[4]	—	13	(13)	—	12	(12)
Total non-core items	(902)	13	(915)	(901)	17	(918)
Core earnings (losses)
SCE	372	328	44	1,493	1,376	117
Edison International Parent and Other	(15)	(12)	(3)	(27)	(82)	55
Edison International	$357	$316	$41	$1,466	$1,294	$172

Note: As a result of rounding, the total of the four quarters does not always equal the amount for the year.
1 In the 2016 Form 10-K, 2016 earnings were updated to reflect the implementation of the accounting standard for share-based payments effective January 1, 2016. Previously reported 2016 net income and core earnings for the three months ended December 31, 2016 were $345 million, or $1.06 per share, and core earnings were $332 million, or $1.02 per share.
2 Includes impairment and other charges of $716 million ($448 million after-tax) related to the Revised San Onofre Settlement Agreement and $33 million tax expense from the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act.
3 Includes tax expense of $433 million recorded in the fourth quarter of 2017 for the re-measurement of deferred taxes as a result of the Tax Cuts and Jobs Act. Also includes income related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method of $20 million ($12 million after-tax) and $21 million ($13 million after-tax) for the quarter and year-end ended December 31, 2017, respectively, and income of $9 million ($5 million after-tax) for the year-ended December 31, 2016.
4 Includes income from discontinued operations of $13 million after-tax and $1 million ($12 million after-tax) for the quarter and year-end ended December 31, 2016, respectively, which was primarily related to the resolution of tax issues related to EME.

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Consolidated Statements of Income	Edison International

	Quarters ended December 31,		Years ended December 31,
(in millions, except per-share amounts)	2017	2016	2017	2016
Total operating revenue	$3,220	$2,884	$12,320	$11,869
Purchased power and fuel	1,131	951	4,873	4,527
Operation and maintenance	791	779	2,807	2,868
Depreciation and amortization	506	504	2,041	2,007
Property and other taxes	93	84	377	354
Impairment and other charges	716	—	738	21
Other operating income	(1)	—	(9)	—
Total operating expenses	3,236	2,318	10,827	9,777
Operating income	(16)	566	1,493	2,092
Interest and other income	35	27	146	123
Interest expense	(166)	(150)	(639)	(581)
Other expenses	(23)	(17)	(51)	(44)
Income from continuing operations before income taxes	(170)	426	949	1,590
Income tax expense	364	79	281	177
Income from continuing operations	(534)	347	668	1,413
Income from discontinued operations, net of tax	—	13	—	12
Net income	(534)	360	668	1,425
Preferred and preference stock dividend requirements of utility	30	31	124	123
Other noncontrolling interests	(19)	—	(21)	(9)
Net income attributable to Edison International common shareholders	$(545)	$329	$565	$1,311
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$(545)	$316	$565	$1,299
Income from discontinued operations, net of tax	—	13	—	12
Net income attributable to Edison International common shareholders	$(545)	$329	$565	$1,311
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$(1.67)	$0.97	$1.73	$3.99
Discontinued operations	—	0.04	—	0.03
Total	$(1.67)	$1.01	$1.73	$4.02
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	328	330	328	330
Continuing operations	$(1.66)	$0.96	$1.72	$3.94
Discontinued operations	—	0.04	—	0.03
Total	$(1.66)	$1.00	$1.72	$3.97
Dividends declared per common share	$0.6050	$0.5425	$2.2325	$1.9825

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2017	2016
ASSETS
Cash and cash equivalents	$1,091	$96
Receivables, less allowances of $54 million and $62 for uncollectible accounts at respective dates	717	714
Accrued unbilled revenue	212	370
Inventory	242	239
Income tax receivables	224	1
Prepaid expenses	233	103
Derivative assets	105	73
Regulatory assets	703	350
Other current assets	202	177
Total current assets	3,729	2,123
Nuclear decommissioning trusts	4,440	4,242
Other investments	73	83
Total investments	4,513	4,325
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,355 and $9,000 at respective dates	38,708	36,806
Nonutility property, plant and equipment, less accumulated depreciation of $114 and $99 at respective dates	342	194
Total property, plant and equipment	39,050	37,000
Regulatory assets	4,914	7,455
Other long-term assets	374	416
Total long-term assets	5,288	7,871

Total assets	$52,580	$51,319

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2017	2016
LIABILITIES AND EQUITY
Short-term debt	$2,393	$1,307
Current portion of long-term debt	481	981
Accounts payable	1,503	1,342
Accrued taxes	23	50
Customer deposits	281	269
Derivative liabilities	1	216
Regulatory liabilities	1,121	756
Other current liabilities	1,265	991
Total current liabilities	7,068	5,912
Long-term debt	11,642	10,175
Deferred income taxes and credits	4,567	8,327
Derivative liabilities	—	941
Pensions and benefits	943	1,354
Asset retirement obligations	2,908	2,590
Regulatory liabilities	8,614	5,726
Other deferred credits and other long-term liabilities	2,953	2,102
Total deferred credits and other liabilities	19,985	21,040
Total liabilities	38,695	37,127
Commitments and contingencies
Redeemable noncontrolling interest	19	5
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,526	2,505
Accumulated other comprehensive loss	(43)	(53)
Retained earnings	9,188	9,544
Total Edison International's common shareholders' equity	11,671	11,996
Noncontrolling interests – preferred and preference stock of utility	2,193	2,191
Other noncontrolling interests	2	—
Total equity	13,866	14,187

Total liabilities and equity	$52,580	$51,319

Edison International Reports Fourth Quarter and Full-Year 2017 Financial Results

Consolidated Statements of Cash Flows		Edison International

	Years ended December 31,
(in millions)	2017	2016	2015
Cash flows from operating activities:
Net income	$668	$1,425	$1,117
Less: Income from discontinued operations	—	12	35
Income from continuing operations	668	1,413	1,082
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,115	2,098	2,005
Allowance for equity during construction	(87)	(74)	(87)
Impairment and other charges	738	—	5
Deferred income taxes and investment tax credits	498	190	449
Other	22	20	(28)
Nuclear decommissioning trusts	(197)	(179)	(428)
EME settlement payments, net of insurance proceeds	—	(209)	(176)
Changes in operating assets and liabilities:
Receivables	7	52	49
Inventory	(12)	8	14
Accounts payable	50	35	8
Tax receivables and payables	(250)	(6)	(28)
Other current assets and liabilities	34	211	(24)
Derivative assets and liabilities, net	(28)	13	45
Regulatory assets and liabilities, net	4	(292)	1,729
Other noncurrent assets and liabilities	25	(24)	(106)
Net cash provided by operating activities	3,587	3,256	4,509
Cash flows from financing activities:
Long-term debt issued or remarketed, net of premium, discount and issuance costs of $2, $7, and $17 for respective years	2,233	397	1,420
Long-term debt matured or repurchased	(1,285)	(220)	(762)
Preference stock issued, net	462	294	319
Preference stock redeemed	(475)	(125)	(325)
Short-term debt financing, net	1,084	611	(572)
Payments for stock-based compensation	(393)	(237)	(197)
Receipts from stock option exercises	215	135	128
Dividends and distribution to noncontrolling interests	(125)	(123)	(116)
Dividends paid	(707)	(626)	(544)
Other	(2)	(11)	61
Net cash provided by (used in) financing activities	1,007	95	(588)
Cash flows from investing activities:
Capital expenditures	(3,828)	(3,734)	(4,225)
Proceeds from sale of nuclear decommissioning trust investments	5,239	3,212	3,506
Purchases of nuclear decommissioning trust investments	(5,042)	(3,033)	(3,132)
Life insurance policy loans proceeds	26	140	—
Other	6	(1)	(41)
Net cash used in investing activities	(3,599)	(3,416)	(3,892)
Net increase (decrease) in cash and cash equivalents	995	(65)	29
Cash and cash equivalents at beginning of year	96	161	132
Cash and cash equivalents at end of year	1,091	96	161